UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016 (June 10, 2016)

SINO FORTUNE HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-201037	35-2507568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17A&B, China Merchants Tower, Wanchai Road, Shekou, Nanshan, Shenzhen 518000, China

(Address of Principal Executive Offices)

Registrant’s telephone number: +86 15601666822

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 13, 2016, Sino Fortune Holding Corporation (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to various events described therein. At the time of the filing of the Current Report on Form 8-K, the Company did not have the letter from Gillespie & Associates, PLLC (“GA”) addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree. This Amendment No. 1 to the Company’s Current Report on Form 8-K is being filed to provide the required GA’s letter to the Commission, which the Company received on June 15, 2016, as an exhibit that was omitted from the Company’s Current Report on Form 8-K filed on June 13, 2016.

The filing of this Current Report on Form 8-K/A, Amendment No. 1, is not an admission that the Company’s Form 8-K filed on June 13, 2016, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to the Company’s Current Report on Form 8-K filed on June 13, 2016. The Company has not updated the disclosures in this Form 8-K/A, Amendment No. 1, to speak as of a later date or to reflect events which occurred at a later date, except as noted. In the interest of clarity, the Company has decided to file this Form 8-K/A, Amendment No. 1, in its entirety due to the changes that it has made.

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 10, 2016, Anton & Chia, LLP (“ANC”) was appointed as the new independent registered public accounting firm for Sino Fortune Holding Corporation (the “Company”). The decision to appoint ANC was approved by the Company’s Board of Directors. Prior to engaging ANC on June 10, 2016, the Company has not consulted ANC regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did the Company consult with ANC regarding any disagreements with the Company’s prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Simultaneously with the appointment of ANC, on June 10, 2016, Gillespie & Associates, PLLC (“GA”) was terminated as the independent registered public accounting firm for the Company. The decision to change audit firms from GA to ANC was approved by the Company’s Board of Directors.

The report of GA on the financial statements of the Company as of and for the years ended October 31, 2015 and October 31, 2014 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the Company’s years ended October 31, 2015 and 2014, and through June 10, 2016, there were no disagreements with GA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to GA’s satisfaction, would have caused GA to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements.

During the Company’s years ended October 31, 2015 and 2014, and through June 10, 2016, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided GA with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that GA furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16 hereto is a copy of GA’s letter to the SEC, dated June 10, 2016.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 16	Letter from Gillespie & Associates, PLLC to the Securities and Exchange Commission dated June 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO FORTUNE HOLDING CORPORATION

Date: June 16, 2016

/s/ Xie Jing
	Name:	Xie Jing
	Title:	Chief Executive Officer